Exhibit 4.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (this “Second Amendment”) is made as of September 2, 2020 by and among:

SALLY HOLDINGS LLC, a Delaware limited liability company, BEAUTY SYSTEMS GROUP, LLC, a Virginia limited liability company, and SALLY BEAUTY SUPPLY, LLC, a Virginia limited liability company (collectively, the “Domestic Borrowers”);

BEAUTY SYSTEMS GROUP (CANADA), INC., a New Brunswick corporation (the “Canadian Borrower”);

SBH FINANCE B.V., a private limited liability company, incorporated under the laws of the Netherlands (the “Foreign Borrower”);

the Guarantors undersigned below (collectively, with each other Person that from time to time becomes a “Guarantor” hereunder, the “Guarantors”);

each Lender from time to time party hereto;

BANK OF AMERICA, N.A., as Administrative Agent, and Collateral Agent; and

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Agent.

In consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, on July 6, 2017, the Borrowers, the Guarantors, the Agents and the Lenders, entered in a certain Amended and Restated Credit Agreement (as amended pursuant to a First Amendment to Amended and Restated Credit Agreement, dated as of April 15, 2020, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Second Amendment, and as may be further amended, amended and restated, restated, supplemented, extended or otherwise modified and in effect from time to time is referred to herein as the “Credit Agreement”);

WHEREAS, the Borrowers have requested, among other things, that the Agents and the Lenders agree to amend certain provisions of the Existing Credit Agreement, in each case subject to the terms and conditions hereof; and

WHEREAS, the Agents and the Lenders have agreed to so amend subject to the terms and conditions hereof.

NOW, THEREFORE, it is hereby agreed among the Borrowers, the Agent, and the Lenders as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Exhibits to Existing Credit Agreement. Exhibit A-1 (Domestic Committed Loan Notice) is hereby deleted in its entirety and a new Exhibit A-1 attached to Exhibit A hereto is substituted in its stead.
3.

Ratification of Loan Documents.  Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrowers hereby ratify, confirm, and reaffirm all representations, warranties, and covenants contained therein and acknowledge and agree that the Obligations are and continue to be secured by the Collateral, as modified hereby.  Without in any manner limiting the foregoing, each of the Loan Parties hereby acknowledges, confirms and agrees that the Loan Documents, and any and all Collateral previously pledged to the Administrative Agent, the Canadian Agent or the Collateral Agent, as applicable, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all Secured Obligations (as defined in the Second Amended and Restated Security Agreement, Restated General Security Agreement, or Loan Documents, as applicable) of the Loan Parties at any time and from time to time outstanding, as such Secured Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time.

4.

Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Required Lenders party hereto that (a) all representations and warranties of the Loan Parties party hereto contained in the Credit Agreement and other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the Second Amendment Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects.

5.

Conditions to Effectiveness.  This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.

the Administrative Agent’s receipt of this Second Amendment, which shall have been duly executed and delivered by the Loan Parties and the Required Lenders party hereto and shall be in form and substance satisfactory to the Administrative Agent;

b.

all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Second Amendment and any other documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken;

c.

all reasonable Credit Party Expenses incurred by the Administrative Agent in connection with the preparation and negotiation of this Second Amendment and related documents (including the reasonable fees and expenses of counsel to the Administrative Agent) that have been invoiced at least two Business Days prior to the date hereof shall have been paid in full by the Borrowers in accordance with terms of Section 10.04 of the Credit Agreement; and

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d.	after giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing.
6.	Miscellaneous
a.

This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Second Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Second Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Second Amendment.

b.

If any provision of this Second Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Second Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 6(c), if and to the extent that the enforceability of any provisions in this Second Amendment relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

c.

The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Second Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Second Amendment.

d.	THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have hereunto caused this Second Amendment to be executed and their seals to be hereto affixed as of the date first above written.

DOMESTIC BORROWERS:

SALLY HOLDING LLC
as Domestic Borrower

By:	/s/Aaron Alt
Name:	Aaron Alt
Title:	Senior Vice President, Chief Financial
Officer and President-Sally Beauty Supply

BEAUTY SYSTEMS GROUP LLC
as Domestic Borrower

By:	/s/Aaron Alt
Name:	Aaron Alt
Title:	Senior Vice President, Chief Financial Officer

SALLY BEAUTY SUPPLY LLC
as Domestic Borrower

By:	/s/Aaron Alt
Name:	Aaron Alt
Title:	Senior Vice President, Chief Financial
Officer and President

CANADIAN BORROWER:

BEAUTY SYSTEMS GROUP (CANADA), INC.
as Canadian Borrower

By:	/s/Aaron Alt
Name:	Aaron Alt
Title:	Senior Vice President, Chief Financial
Officer and President-Sally Beauty Supply

DB1/ 115810905.1	[Signature page to Second Amendment to Amended and Restated Credit Agreement]

FOREIGN BORROWER:

SBH FINANCE BV
as Foreign Borrower

By:	/s/Heidi Van Ocken /s/Shirley Pimentel
/s/ Marcel Jonker
Name:	Heidi Van Ocken
Title:	Administrator/Managing director B

DB1/ 115810905.1	[Signature page to Second Amendment to Amended and Restated Credit Agreement]

GUARANTORS:

SALLY CAPITAL INC.
SALLY BEAUTY HOLDINGS, INC.
SALLY INVESTMENT HOLDINGS LLC
ARCADIA BEAUTY LABS LLC
ARMSTRONG MCCALL HOLDINGS, INC.
ARMSTRONG MCCALL HOLDINGS, L.L.C.
ARMSTRONG MCCALL, L.P.
ARMSTRONG MCCALL MANAGEMENT, L.C.
BEAUTY HOLDING LLC
DIORAMA SERVICES COMPANY, LLC
INNOVATIONS – SUCCESSFUL SALON SERVICES
LOXA BEAUTY LLC
NEKA SALON SUPPLY, INC.
PROCARE LABORATORIES, INC.
SALLY BEAUTY INTERNATIONAL FINANCE LLC
SALLY BEAUTY MILITARY SUPPLY LLC

By:	/s/Aaron Alt
Name:	Aaron Alt
Title:	Senior Vice President, Chief Financial Officer

SALON SUCCESS INTERNATIONAL, LLC

By:	/s/Christian A. Brickman
Name:	Christian A. Brickman
Title:	Manager

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bank of america, n.a., as Administrative Agent and as Collateral Agent

By:	/s/Matthew Potter
Name:	Matthew Potter
Title:	Senior Vice President

bank of america, n.a. (acting through its Canada branch), as Canadian Agent

By:	/s/Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

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bank of america, n.a., as a Revolving Domestic Lender, a FILO Lender, Domestic L/C Issuer and Domestic Swing Line Lender

By:	/s/Matthew Potter
Name:	Matthew Potter
Title:	Senior Vice President

bank of america, n.a. (ACTING THROUGH ITS CANADA BRANCH), as a Canadian Lender, and Canadian Swing Line Lender

By:	/s/Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

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JPMORGAN CHASE bank, n.a., as a Revolving Domestic Lender and FILO Lender

By:	/s/Alexander Vardaman
Name:	Alexander Vardaman
Title:	Authorized Officer

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JPMORGAN CHASE bank, n.a., TORONTO BRANCH, as a Canadian Lender

By:	/s/Auggie Marchetti
Name:	Auggie Marchetti
Title:	Authorized Officer

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wells fargo bank, national
ASSOCIATION, as a Domestic Lender

By:	/s/Michael Stavrakos
Name:	Michael Stavrakos
Title:	Director

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wells fargo CAPITAL FINANCE
CORPORATION CANADA, as a Canadian Lender

By:	/s/David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President, Credit Officer Canada
Wells Fargo Capital Finance Corporation Canada

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wells fargo bank, national
ASSOCIATION LONDON BRANCH, as a European
Funding Agent for Wells Fargo Bank, National
Association and Wells Fargo Capital Finance
Corporation Canada

By:	/s/Alison Powell
Name:	Alison Powell
Title:	Authorised Signatory

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CITIZENS BANK, N.A., as a Revolving Domestic Lender

By:	/s/Sarah Freedman
Name:	Sarah Freedman
Title:	Managing Director

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CITIZENS BANK, N.A., as a Canadian Lender

By:	/s/Sarah Freedman
Name:	Sarah Freedman
Title:	Managing Director

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truIst BANK, as a Revolving Domestic Lender and
FILO Lender

By:	/s/Joseph A. Massaroni
Name:	Joseph A. Massaroni
Title:	Director

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truIst BANK, as a Canadian Lender

By:	/s/Joseph A. Massaroni
Name:	Joseph A. Massaroni
Title:	Director

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Exhibit A

Updated Exhibit A-1

[see attached]

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Exhibit A-1

Form of Domestic Committed Loan Notice

Date:  ______________

To:	Bank of America, N.A., as Administrative Agent

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: Mr. Matthew Potter

Re:Amended and Restated Credit Agreement dated as of July 6, 2017 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) SALLY HOLDINGS LLC, a Delaware limited liability company, as the Parent (“Parent”) and as a Domestic Borrower, (ii) the other Domestic Borrowers, (iii) SBH Finance B.V. (the “Foreign Borrower”), (iv) the Guarantors party thereto, and (v) Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), for its own benefit and the benefit of the other Credit Parties.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The [Parent][Foreign Borrower] refers to the above described Credit Agreement and hereby irrevocably notifies you of the [Borrowing][conversion of Committed Loans from one Type to another][continuation of LIBOR Rate Loans, US Index Rate Loans or Euribor Loans] requested below:

1.	The Business Day of the proposed [Borrowing][conversion][continuation] is _____________, 201_.1
2.

The aggregate amount of the proposed [Borrowing][conversion][continuation] is (a) $______________ (which shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of LIBOR Rate Loans, Euribor Rate Loans, or BA Equivalent Loans), or (b) $________________________ (which, in the case of Domestic Prime Rate Loans or US Index Rate Loans, shall be in a principal amount of $500,000, or a whole multiple of $100,000 in excess thereof or the Equivalent Amount thereof), which [Borrowing][conversion][continuation] consists of the following Types and following requested currency:

1 Each notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of or continuation of Euribor Rate Loans, LIBOR Rate Loans or BA Equivalent Loans or of any conversion of any such Loans to Loans of a different Type, (ii) four (4) Business Days prior to the requested date of any Committed Borrowing to be made in an Optional Currency of, conversion to, or continuation of Euribor Rate Loans, LIBOR Rate Loans or BA Equivalent Loans in an Optional Currency or of any conversion of any such Loans to Loans of a different Type, and (iii) on the requested date of any Committed Borrowing of any of Domestic Prime Rate Loans or US Index Rate Loans.

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Type of [Borrowing][Conversion][continuation]

(Domestic Prime Rate Loans or LIBOR Rate Loans)

In the following currency: [U.S. Dollar: Domestic Prime Rate/LIBOR Rate; Canadian Dollars: U.S. Index Rate/BA Rate; Euros: Euribor; Pounds Sterling: LIBOR Rate]

Amount	Interest Period for LIBOR Rate Loans2
$___________________	[1/2/3/6 months]
$___________________	[1/2/3/6 months]
$___________________	[1/2/3/6 months]
$___________________	[1/2/3/6 months]

3.	Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

The [Parent][Foreign Borrower] hereby certifies[, on behalf of itself and the other Domestic Borrowers,] 3 that the following statements are true and correct on the date of the proposed [Borrowing][Conversion][continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

a.The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects as though made on and as of the date of the proposed [Borrowing][Conversion][continuation], except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) solely for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and

b.No Default shall exist, or would result from such proposed [Borrowing][conversion][continuation] or from the application of the proceeds thereof;

2 If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month, provided that any request for Optional Currency shall comply with Section 2.02(b) of the Credit Agreement.

3 NTD: Language to be inserted if a request is from the Parent.

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c.Either (i) after giving effect to the proposed Borrowing set forth in Section 2 above, cash in the Blocked Accounts, the Domestic Concentration Account and the Canadian Concentration Account maintained by the Loan Parties shall not exceed $50,000,000 in the aggregate as of the close of business on the date of the proposed Borrowing; provided that any portion of a Borrowing intended to be distributed by the Parent to SBH Finance B.V. shall not cause the amount set forth in the SBH Finance BV accounts to exceed $25,000,000 in the aggregate as of the close of business on the date of the proposed Borrowing or (ii) after giving effect to the proposed Borrowing set forth in Section 2 above, the Total Revolving Outstandings do not at any time exceed $375,500,000; and

d.[The Committed Loan Borrowing requested herein complies with the provisions of Section 2.01(c) of the Credit Agreement.] 4

[SALLY HOLDINGS LLC

As a Domestic Borrower and as Parent on behalf of Domestic Borrowers

By:
Name:
Title:	]

[SBH FINANCE B.V.

By:
Name:
Title:	] 5

4 NTD: Language to be inserted if a request is from the Foreign Borrower.

5 Insert signature block as appropriate.

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